UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2022
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Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)
 ____________________________

Cayman Islands	001-40735	98-1644526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom (Address of principal executive offices)		WA14 2DT (Zip Code)
+44 (0) 1865 292017
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary shares, $0.000004026575398 par value per share	RKLY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	RKLY.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 16, 2022, the Board of Directors (the "Board") of Rockley Photonics Holdings Limited (the "Company") appointed Dr. Nicolaus Henke as a member of the Board, effective immediately.

Dr. Henke brings to the Board over 35 years of business experience. He has spent 30 years of his career with McKinsey & Company. In 2003, he began serving as a senior partner and led McKinsey’s healthcare practice worldwide. During his career, Dr. Henke has advised top teams in leading health systems, medical device companies and pharmaceutical companies on strategy, operations and organization. In 2015, he founded McKinsey Analytics, to build McKinsey’s global capabilities in machine learning. Additionally, he served on the firm’s shareholder’s council (its board of directors) and on its partner and senior partner personnel review panel. He initiated and oversaw eight acquisitions and partnerships into McKinsey, including QuantumBlack. He built a team of 3,000 technologists and consultants across McKinsey Analytics and QuantumBlack and oversaw McKinsey’s Digital capabilities. Dr. Henke was the founding chair of the McKinsey Technology Council in 2020, on which he continues to serve to this day as a senior partner emeritus.

Dr. Henke holds a Master of Public Administration degree from Harvard University (where he was selected a John J. McCloy scholar) and holds a Master’s and a Doctorate in Business Administration from the University of Muenster, Germany. In addition, Dr. Henke serves on the Board of Directors of Innovations in Healthcare, a global initiative on innovative healthcare delivery founded by Duke Medicine, McKinsey and World Economic Forum, and on the Dean’s Advisory Council for the Harvard Kennedy School. He previously served as a Trustee and Member of the Finance Committee for Nuffield Trust and as a Trustee and Chair of the Strategic Committee for the Guy’s & St. Thomas Foundation (London).

There are no family relationships between Dr. Henke and any director or other executive officer of the Company nor are there any transactions between Dr. Henke or any member of his family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Dr. Henke and any other persons or entities pursuant to which Dr. Henke was appointed as a director of the Company.

Dr. Henke will upon his appointment to the Board serve as a member of the Board’s Nominating & Corporate Governance Committee.

Upon his appointment to the Board, Dr. Henke became entitled to compensation pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $45,000 for service on our Board, an additional $10,000 to $20,000 annually for service as the chair of a committee and an additional $5,000 to $10,000 annually for service on a committee in a non-chair capacity.

In addition, pursuant to the Compensation Policy, Dr. Henke will receive an initial equity grant of restricted stock units under the Rockley Photonics Holdings Limited 2021 Stock Plan (the “Plan”) on the date of election to the Board with an aggregate grant date value of $220,000. The Compensation Policy also provides for automatic annual equity grants of restricted stock units with an aggregate grant date value of $162,000 on the date of each annual meeting of shareholders.

Item 7.01. Regulation FD Disclosure.

On February 16, 2022, the Company issued a press release entitled “Rockley Photonics Names Nicolaus Henke to Board of Directors” a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 16, 2022
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

Date:	February 16, 2022	By:	/s/ Mahesh Karanth
		Name:	Mahesh Karanth
		Title:	Chief Financial Officer